UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

200 Metroplex Drive, Suite 100
Edison, New Jersey 08817

Dear Fellow Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Hanover Capital Mortgage Holdings, Inc., to be held at 11:00 a.m., local time, on Thursday, May 22, 2008, at the American Stock Exchange, 86 Trinity Place, New York, New York, 10006.

The attached notice of annual meeting and proxy statement describe the formal agenda for the Annual Meeting. Your Board of Directors and management will also present a report on our operations and will be happy to respond to questions properly brought before the meeting.

I hope that you will be able to attend the Annual Meeting in person. Even if you plan to attend, I urge you to complete, sign, date and return the enclosed proxy card as soon as possible. This will assist us in achieving a quorum at the Annual Meeting and will ensure that your vote will be counted even if you are unable to attend the Annual Meeting. You will still be able to vote in person at the Annual Meeting if you return the enclosed proxy card. Your vote is important regardless of how many shares you own.

On behalf of our Board of Directors, thank you for your continued interest and support. We look forward to meeting and speaking with those of our shareholders who are able to attend the Annual Meeting.

Sincerely,

/s/ John A. Burchett

John A. Burchett,
President, Chief Executive Officer and Chairman

IMPORTANT

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE, PLEASE CALL US AT (732) 548-0101.

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

200 Metroplex Drive, Suite 100
Edison, New Jersey 08817

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
To be held Thursday, May 22, 2008

To Our Shareholders:

The 2008 Annual Meeting of Shareholders of Hanover Capital Mortgage Holdings, Inc., a Maryland corporation, will be held on Thursday, May 22, 2008, at 11:00 a.m., local time, at the American Stock Exchange, 86 Trinity Place, New York, New York, 10006, for the following purposes:

1. To elect two Directors to serve for a term of three years;

2. To consider and act upon a proposal to ratify, confirm and approve the selection of Grant Thornton LLP as our independent accountants for the fiscal year ending December 31, 2008; and

3. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

The Board of Directors has fixed the close of business on March 31, 2008 as the record date for the meeting. All shareholders of record on that date are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

Your proxy is enclosed. Your vote is important regardless of the number of shares you own. To secure the largest possible representation and avoid the additional expense to Hanover of further solicitation, mark your preferences, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope at your earliest convenience, even if you plan to attend the Annual Meeting in person. The giving of this proxy will not affect your right to vote in person in the event you do attend the meeting.

By Order of the Board of Directors

/s/ Suzette N. Berrios

Suzette N. Berrios,
Vice President, General Counsel and Secretary
Edison, New Jersey

This Proxy Statement is first being sent to shareholders on or about April 24, 2008.

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

PROXY STATEMENT

We are sending you this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2008 Annual Meeting of Shareholders and at any adjournments or postponements thereof. The Annual Meeting will be held on Thursday, May 22, 2008, at the time and place set forth in the notice of the meeting. This proxy statement, accompanying proxy card and our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission (SEC), form your meeting package. We are sending this package on or about April 24, 2008 to record holders of our common stock as of March 31, 2008, the record date for the Annual Meeting. The terms “we”, “us”, “our”, “Hanover” and “Company” refer to Hanover Capital Mortgage Holdings, Inc.

If you properly execute, date and return the enclosed proxy card, it will be voted in the manner you direct. If you do not specify instructions with respect to any particular matter to be acted upon, then the shares represented by your proxy will be voted:

Proposal #1 — Election of Directors — “FOR” James F. Stone and Irma N. Tavares, your Board of Directors’ nominees named herein;

Proposal #2 — Ratification of Appointment of Independent Accountants  — “FOR” ratification of Grant Thornton LLP as our independent accountants for 2008.

The proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment or postponement thereof, in such manner as shall be determined by a majority of the Board of Directors.

Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the Annual Meeting, by giving written notice of revocation to our Secretary at any time before the proxy is exercised or by duly executing and dating a subsequent proxy relating to the same shares of our common stock and delivering it to our Secretary at or before the Annual Meeting.

The presence at the meeting in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the meeting will constitute a quorum for the transaction of business. The election of the nominees for Director will be decided by plurality vote. To approve Proposal #2, at least a majority of the votes cast at the meeting must be voted in favor of the proposal. Abstentions and broker non-votes are not considered votes cast, and will not affect the vote. If your shares of our common stock are held by a broker and you do not submit your proxy card, your brokerage firm may choose to vote for you or leave your shares unvoted.

We will bear the cost of the solicitation of proxies. We expect that the solicitation will be made primarily by mail, but our regular employees, directors or representatives (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, in person and by other means, and may arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at our expense.

Our principal executive offices are located at 200 Metroplex Drive, Suite 100, Edison, New Jersey 08817, telephone number (732) 548-0101.

RECORD DATE AND VOTING SECURITIES

Only shareholders of record at the close of business on March 31, 2008, the record date for the Annual Meeting, are entitled to notice of and to vote at the meeting. On that date, we had outstanding and entitled to vote 8,658,562 shares of common stock, par value $.01 per share. Our shares of common stock have no cumulative voting rights. Each outstanding share of our common stock entitles the record holder to cast one vote for the directors to be elected, and one vote on Proposal #2.

Shareholders have no rights under our Amended Articles of Incorporation or our Bylaws to exercise dissenters’ rights of appraisal with respect to matters to be voted upon at the Annual Meeting.

PROPOSAL #1 — ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, with each class as nearly equal in number as possible. One class is elected each year for a term of three years. Any Director who was appointed by the Board of Directors to fill a vacancy holds office until the next annual meeting of shareholders, at which time the shareholders elect a Director to hold office for the balance of the term then remaining. It is proposed that the Director nominees listed below, whose terms expire at this meeting, be elected to serve for a term of three years and until their respective successors are duly elected and qualified. None of the non-executive Directors are related to any of our executive officers.

The terms of two directors expire at the Annual Meeting. The Board has nominated these two directors, James F. Stone and Irma N. Tavares, to be re-elected at the Annual Meeting as Directors, whose terms will expire in 2011.

The Director nominees advised us that they are available and willing to serve if elected. If the Director nominees become unavailable for election, which we do not anticipate, then the persons named in the accompanying proxy will vote for such substitutes as the Board of Directors may recommend.

The election of the nominees for Directors will be decided by plurality vote. Your Board of Directors recommends that you vote “FOR” Mr. Stone and Ms. Tavares. Properly completed and signed proxies solicited by the Board of Directors will be voted “FOR” the election of the Director nominees named below, who are now members of the Board of Directors, unless shareholders specify a contrary vote.

Nominees for Terms Expiring in 2011:

Name of Director		Age	Principal Occupation, Business Experience and Background

James F	. Stone	68	James F. Stone has been a Director since March 2000. Mr. Stone has been a partner of SeaView Capital LLC, an investment firm, since March 2000. From 1996 to 2000, he was a partner of Riparian Partners, an investment firm. Mr. Stone is a member of the boards of Fiber Composites LLC, Truarc LLC and the South County Hospital in Rhode Island.
Irma N	. Tavares	53	Irma N. Tavares has been a Director since our inception in June 1997. Ms. Tavares was named our Chief Operating Officer in October 2004. Prior thereto, Ms. Tavares was and continues to be one of our Senior Managing Directors, and has been a Senior Managing Director and a Director of Hanover Capital Partners 2, Ltd. since its formation in 1989. Ms. Tavares is now the Vice Chairman of the Board and Senior Managing Director of Hanover Capital Partners 2, Ltd. Before joining us, Ms. Tavares held mortgage-related trading positions at both Citicorp Investment Bank from 1983 to 1987 and Bankers Trust Company from 1987 to 1989.

The following are the continuing members of our Board of Directors, whose terms of service are indicated below:

Directors Whose Terms Expire in 2010:

Name of Director		Age	Principal Occupation, Business Experience and Background

John N	. Rees	75	John N. Rees has been a Director since the consummation of our initial public offering in September 1997. Since 1986, Mr. Rees has been President of Pilot Management, an investor and a consultant to emerging businesses.

Directors Whose Terms Expire in 2009:

Name of Director		Age	Principal Occupation, Business Experience and Background

John A	. Burchett	65	John A. Burchett has been the Chairman of our Board and our President and Chief Executive Officer, since our inception in June 1997. Mr. Burchett has also been the Chairman of the Board and Chief Executive Officer of Hanover Capital Partners 2, Ltd. since its formation in 1989. Prior to founding Hanover, Mr. Burchett held executive positions in the national mortgage finance operations of two global financial institutions, Citicorp Investment Bank from 1980 to 1987, and Bankers Trust Company from 1987 to 1989.
John A	. Clymer	59	John A. Clymer has been a Director since the consummation of our initial public offering in September 1997. Mr. Clymer has been employed by Marvin Companies since January 2008 in the Office of Strategy Management. Prior thereto, he was a self-employed financial advisor and consultant since August 2006. Prior thereto, he was a Managing Director of U.S. Trust Company, a position he held since 2001. Since 1994, Mr. Clymer was the Chief Investment Officer and a Managing Director of Resource Trust Co., which was acquired by U.S. Trust in 2001. Mr. Clymer also serves as a Director for the YMCA Retirement Fund, Hudson Health Corporation and Hudson Medical Center, Phipps Foundation, and Trustmark Insurance Co.

We have listed below our executive officers that are not directors.

Our Executive Officers

Name		Age	Position

Suzette N	. Berrios	45	Suzette N. Berrios was named our Vice President and General Counsel in November 2005. Before joining us, Ms. Berrios was General Counsel for a publicly-held staffing company from March 2002 to November 2005. Prior to that, Ms. Berrios worked with several New Jersey and Philadelphia, PA law firms.
Harold F	. McElraft	63	Harold F. McElraft was named Chief Financial Officer and Treasurer in April 2005. Mr. McElraft was a partner from 2002-2007 with the New York office of Tatum CFO Partners, LLP, a national firm of career chief financial officers that provides financial solutions to companies of all sizes. From 1998 to 2002, Mr. McElraft served as Department Vice President with Prudential Financial, Inc. in Newark, New Jersey. Mr. McElraft has over thirty years of financial management experience in the financial services industry. His financial executive experience includes positions with Lincoln Investment Management, Inc., GNA Corporation, Templeton Funds Management, and AIM Management. He is a certified public accountant and a former Audit Partner with KPMG LLP.
James C	. Strickler	51	James C. Strickler has been a Managing Director of Hanover since June 1999. Prior thereto, Mr. Strickler was a Vice President of Hanover for more than four years. Before joining Hanover in 1995, Mr. Strickler was at Lehman Brothers, where he managed the Firm’s residential non-performing and B-piece businesses in addition to its non-conduit eligible whole loan business. From 1988 to 1992, Mr. Strickler managed the Fixed Income Syndicate and Asset-Backed Securities Trading Departments at Chemical Bank. Mr. Strickler traded residential mortgage whole loans and private-label mortgage backed securities at Morgan Stanley & Co. from 1984 to 1988 and at Citicorp from 1983 to 1984. Mr. Strickler received an MBA with a Concentration in Finance from the University of Chicago and an A.B. from Duke University.

PROPOSAL #2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee selected and appointed Grant Thornton LLP to act as our independent accountants for the year ending December 31, 2008. In recognition of the important role of the independent accountants, their selection is being submitted to the shareholders for review and ratification.

An affirmative vote of the holders of at least a majority of the shares of common stock voting on this proposal is required for its adoption. Your Board of Directors recommends ratification of Grant Thornton LLP as our independent accountants for 2008. Proxies solicited by the Board of Directors will be voted “FOR” this proposal unless shareholders specify a contrary vote. In the event the shareholders do not ratify the appointment, the appointment will be reconsidered by our Audit Committee.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and to be available to respond to appropriate questions. The representative will have an opportunity to make a statement if he or she so desires.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the ownership of our common stock as of March 31, 2008 by:

•	each person who, to our knowledge, beneficially owns more than 5% of our common stock;

•	each of our Directors;

•	each of our executive officers listed in the Summary Compensation Table; and

•	all of our Directors and executive officers as a group.

	Amount and
	Nature of
Name and Address of	Beneficial		Percent of
Beneficial Owner	Ownership(1)		Class

Ramius Capital Group, LLC	600,000		6.93%
666 Third Avenue – 26th Floor
New York, NY 10017
John A. Burchett	645,185	(2)	7.43%
200 Metroplex Drive, Suite 100
Edison, New Jersey 08817
Irma N. Tavares	225,487	(3)	2.6%
200 Metroplex Drive, Suite 100
Edison, New Jersey 08817
John N. Rees	32,000	(4)	*
101 Granite Street
Rockport, Massachusetts 01966
John A. Clymer	11,531	(5)	*
829 Third Street
Hudson, WI 54016
James F. Stone	13,000	(6)	*
362 Ocean Road
Narragansett, Rhode Island 02882
James C. Strickler	24,667	(7)	*
200 Metroplex Drive, Suite 100
Edison, NJ 08817
Harold F. McElraft	6,000	(8)	*
200 Metroplex Drive, Suite 100
Edison, NJ 08817
Suzette N. Berrios	3,000	(9)	*
200 Metroplex Drive, Suite 100
Edison, NJ 08817
All Directors and executive officers as a group (8 persons)	960,870	(10)	11.00%

*	Less than 1%

(1)	Except as otherwise noted, all persons have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned. All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of the record date.

(2)	Includes 24,270 shares of common stock issuable upon the exercise of options.

(3)	Includes 18,630 shares of common stock issuable upon the exercise of options, and 3,750 owned by spouse.

(4)	Includes 12,000 shares of common stock issuable upon the exercise of options.

(5)	Includes 4,000 shares of common stock issuable upon the exercise of options.

(6)	Includes 8,000 shares of common stock issuable upon the exercise of options.

(7)	Includes 7,334 shares of common stock issuable upon the exercise of options and 7,200 shares of unvested restricted stock for which the executive officer has both voting and dividend rights.

(8)	Includes 3,200 shares of unvested restricted stock for which the executive officer has both voting and dividend rights.

(9)	Includes 2,400 shares of unvested restricted stock for which the executive officer has both voting and dividend rights.

(10)	Includes 74,234 shares of common stock issuable upon the exercise of options.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received, we believe that all of our executive officers, directors and greater then ten percent stockholders complied with all filing requirements applicable to them with respect to events or transactions during fiscal 2007, except for John N. Rees, who filed a late Form 4 with respect to an issuance of stock options in 2007.

GOVERNANCE OF THE COMPANY

The Board of Directors and its Members

During 2007, the Board of Directors held four in-person meetings and eight meetings by telephone conference. The Board of Directors also took actions by unanimous written consent. In 2007, each Director attended at least 75% of the aggregate of:

•	The total number of Board of Directors’ meetings held; and

•	the total number of meetings held by each Committee on which he or she served.

Directors who are also officers of Hanover do not receive additional compensation for their services as Directors. In 2007, each non-employee Director received the following compensation:

•	An annual Director’s fee of $25,000 (the chairman of the Audit Committee received an additional $5,000);

•	$1,000 for each Board meeting attended;

•	$500 for each Committee meeting attended; and

•	reimbursement of travel expenses in connection with attending each in-person meeting.

Board members are expected to attend the Company’s annual meeting of shareholders, which is held in conjunction with one of the Board’s regularly scheduled meetings. Accordingly, all members of the Board are generally present for the annual meeting. All members of the Board at the time of the Company’s 2007 annual meeting of shareholders attended that meeting.

Pursuant to our stock option plans, non-employee Directors also receive a non-qualified stock option to purchase 2,000 shares of our common stock on the date he or she is first elected a member of the Board. Thereafter, non-employee Directors are entitled to receive a grant of a non-qualified stock option to purchase an additional 2,000 shares as of the date of each subsequent meeting of our shareholders at which he or she is re-elected to the Board. The purchase price per share for each option will be equal to the fair market value on the date the option is granted. Options to non-employee Directors are fully vested and immediately exercisable on the date of grant. In 2007, Mr. John N. Rees received options to purchase 2,000 shares of our common stock upon his re-election to the Board in 2007.

Role of the Committees of the Board of Directors

The standing committees of the Board of Directors are the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, the Investment Committee, and the Restructure Committee.

Audit Committee.  The Audit Committee was established by the Board of Directors for the purpose of overseeing the accounting and financial reporting processes and audits of the financial statements of the Company. The Audit Committee is comprised of three (3) independent Directors, John N. Rees, John A. Clymer and James F. Stone, each of whom the Board has determined is independent within the meaning of SEC regulations and the American Stock Exchange listing requirements. The Board of Directors has determined that Mr. Rees is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K adopted by the SEC. Each member of the Audit Committee meets the requirements for financial literacy of the American Stock Exchange. The Audit Committee held nine meetings during 2007.

Nominating and Corporate Governance Committee.  Our Nominating and Corporate Governance Committee is comprised of three (3) Directors, John A. Clymer, James F. Stone and John N. Rees, each of whom meets the requirements for independence of the American Stock Exchange. The Nominating and Corporate Governance Committee recommends to the Board persons to be nominated as Directors or to fill vacancies on the Board. To fulfill this role, the Nominating and Corporate Governance Committee reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications. Among other things, when assessing a candidate’s qualifications, the Nominating and Corporate Governance Committee considers:

•	the number of other boards on which the candidate serves, including public and private company boards, as well as not-for-profit boards;

•	other business and professional commitments of the candidate;

•	the need of the Board for Directors having certain skills and experience; and

•	the diversity, in the broadest sense, of the Directors then comprising the Board.

In addition, Directors are expected to be able to exercise their best business judgment when acting on behalf of the Company and its shareholders, while relying on the honesty and integrity of the Company’s senior management and its outside advisors and auditors. The Committee considers all of these qualities when determining whether or not to recommend a candidate for Director.

The Nominating and Corporate Governance Committee will consider nominees recommended by our shareholders. Recommendations must be delivered to our Secretary at our principal executive offices in accordance with the requirements set forth in Section 1.12 of our By-Laws. The Nominating and Corporate Governance Committee held five meetings during 2007.

The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is available on our website at www.hanovercapitalholdings.com. Please note that information on our website is not incorporated by reference in this proxy statement.

Compensation Committee.  Our Compensation Committee is comprised of three (3) Directors, John A. Clymer, James F. Stone and John N. Rees, each of whom meets the requirements of independence of the American Stock Exchange. The Compensation Committee oversees and approves executive compensation policies and plans, including incentive and stock-based plans, which seek to enhance our profitability and value. Our Compensation Committee oversees these policies on behalf of the Board of Directors. The Compensation Committee held seven meetings during 2007.

Investment Committee.  Our Investment Committee is comprised of three (3) Directors, James F. Stone, John A. Clymer and John N. Rees, each of whom meets the requirements of independence of the American Stock Exchange. The Investment Committee is responsible for monitoring the overall risk/reward of the Company’s investment portfolio, approving management-recommended investment policies, setting risk tolerances and investment limits and reviewing management risk analysis. The Investment Committee held four meetings in 2007.

Restructure Committee.  Our Restructure Committee is comprised of three (3) Directors, James F. Stone, John A. Clymer and John N. Rees, each of whom meets the requirements for independence of the American Stock Exchange. The Restructure Committee recommends to the Board options for the Company relative to its subsidiaries and relative to its own corporate and capital structure. The Restructure Committee held five meetings in 2007.

Codes of Conduct and Ethics

The Board has adopted a code of business conduct and ethics that applies to all officers and employees and a code of ethics for principal executive and senior financial officers. The purpose of these codes is to deter wrongdoing and to promote:

•	honest and ethical conduct and fair dealing, including the handling of actual or apparent conflicts of interest between personal and professional relationships, protection of confidential information and proper use of the Company’s assets;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with or submits to the SEC and in other public communications made by the Company;

•	the prompt internal reporting of code violations to the appropriate person or persons identified in the codes;

•	compliance with applicable governmental laws, rules and regulations; and

•	accountability for adherence to the Company’s policies.

The “Code of Business Conduct and Ethics” and the “Code of Ethics for Principal Executive Senior Financial Officers” can be found under “Code of Conduct” and “Code of Ethics,” respectively, under the Corporate Governance section of our website at www.hanovercapitalholdings.com. Please note that information on our website is not incorporated by reference in this proxy statement.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three independent Directors, each of whom meets the requirements for independence and financial literacy of the American Stock Exchange. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. The current charter of the Audit Committee is attached to this proxy statement as “Exhibit A” and is available on our website at www.hanovercapitalholdings.com. Please note that information on our website is not incorporated by reference in this proxy statement.

Management is responsible for internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Hanover’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee’s responsibility is to oversee the accounting and financial reporting processes and audits of the financial statements of the Company.

In this context, the Audit Committee has met and held discussions with management and Grant Thornton LLP, Hanover’s independent accountants for the year ended December 31, 2007. Management represented to the Audit Committee that Hanover’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Audit Committee discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Grant Thornton LLP’s judgments about the quality (not just the acceptability) of our accounting principles as applied to financial reporting.

Grant Thornton LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Grant Thornton LLP its independence.

Based upon the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that Hanover’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the selection of Grant Thornton LLP as Hanover’s independent accountants for 2008.

Audit Committee

John N. Rees, Chair
John A. Clymer
James F. Stone

DISCLOSURE OF FEES CHARGED BY PRINCIPAL ACCOUNTANTS

The following table presents expenses incurred for professional services rendered by Grant Thornton LLP, the Company’s principal accountant, for audit services, audit-related services, tax services and all other services in 2007 and 2006.

Fees	2007	2006

Audit Fees (1)	$786,856	$1,068,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—

Total Fees	$786,856	$1,068,000

(1)	For professional services rendered in connection with the audit of our annual financial statements and the reviews of the financial statements included in each of our quarterly reports on Form 10-Q and for other audit services primarily related to financial accounting consultations.

(2)	For any assurance and related services that were reasonably related to the performance of the audit and review of our financial statements that were not already reported under Audit Fees above.

(3)	For professional services rendered in connection with tax compliance, tax advice, tax return preparation, tax planning and tax appeals.

(4)	For any other services rendered, other than as set forth above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants

The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by the independent accountants during the fiscal year.

EXECUTIVE COMPENSATION

COMPENSATION AND DISCLOSURE ANALYSIS

This Compensation Discussion and Analysis explains our compensation program for the Chief Executive Officer (the “CEO”), the Chief Financial Officer (the “CFO”), and the other three most highly compensated executive officers. These individuals are referred to collectively in this proxy statement as our Named Executive Officers (“NEOs”).

Objectives and Principles of our Executive Compensation Program

The Compensation Committee is responsible for developing and administering our executive compensation program for our Named Executive Officers. Our executive compensation program is designed to achieve the following objectives:

•	Attract and retain experienced and talented executives;

•	align the interests of our executive officers and shareholders by motivating executive officers to increase shareholder value and by rewarding executive officers when shareholder value increases; and

•	provide a compensation package that takes into account pay for performance, in which an executive’s total compensation opportunity is dependent on corporate business results, personal performance, and the creation of shareholder value.

Pay Competitively Within the Relevant Market for Executive Talent

The Company believes that it must provide a competitive compensation package to successfully attract and retain talented executives. As a result, we believe that our executive compensation program should provide a compensation package for our NEOs that is, in the aggregate, competitive, taking into account the Company’s size, with total compensation provided by our industry peer groups. For the period July 1, 2002 through July 1, 2007 the four founders of the Company, two of which are no longer employed by the Company and the remaining two of which are NEOs as set forth in this proxy statement, were subject to the terms of Employment Agreements that were negotiated prior to July 1, 2002. Additionally, our CFO, Harold McElraft, is subject to the terms of an employment letter entered into with the Company on or about April 12, 2005.

Due to these long-term employment agreements with the four founders, the Company had not, historically, commissioned extensive executive compensation studies. However, as the contracts of the remaining NEOs were set to expire in July 1, 2007, the Company engaged an outside consultant, FPL Associates, LP (“FPL”) to assist the Company’s Compensation Committee in formulating new executive compensation programs for the NEOs, as well as other executives of the Company. FPL provided compensation consulting services to the Compensation Committee, including, but not limited to, providing a competitive benchmarking analysis, as well as an analysis of current market practices. FPL also provided guidance in structuring compensation for Hanover’s executive management team, and assisted the Compensation Committee in formulating appropriate contract terms and conditions, along with the assistance of outside employment law counsel. The Company and each of Mr. Burchett and Ms. Tavares, on November 27, 2007, entered into new revised Amended and Restated Employment Agreements (“Revised Employment Agreements”) which provide for, among other things, a three-year extension or the term of the Employment Agreements from the effective date of July 1, 2007, but also eliminate the automatic renewal provisions. Thus, the Employment Agreements, as amended by the Revised Employment Agreements, now expire July 1, 2010. If the Revised Employment Agreements are not renewed or replaced beyond July 1, 2010, the Revised Employment Agreements provide for, each of the executives to receive, subject to certain conditions, payment equal to one (1) year base salary. Additionally, the Revised Agreements provide for a retention bonus of $300,000 to be paid to Mr. Burchett and a retention bonus of $200,000 to be paid to Ms. Tavares at the earliest of (i) August 29, 2008 or (ii) upon the occurrence of certain specified termination events, including termination by the Company without good cause and termination by the Company following a change in control. The Revised Employment Agreements also make several substantial technical corrections to the Employment Agreements in order to make the Revised Employment Agreements compliant with Section 409A of the Internal Revenue Code.

Motivate Executives to Meet or Exceed Performance Goals

Our executive compensation program emphasizes pay for performance. Performance is measured based on performance goals and measurements that align the interests of executives with the interests of the Company and its shareholders. The performance goals are established so that target attainment is not assured. Instead, our executives are required to demonstrate significant effort, dedication, and achievement to attain payment for performance at target or above. Consistent with the practices of the companies in our industry peer groups and the practices of public companies in the United States generally, the Company’s compensation programs are weighted towards a combination of short-term and long-term performance-based incentive compensation, with the percentage of performance- based compensation increasing as the levels of executive responsibility increase.

Benchmarking Our Compensation Program

As described above, the Company believes that it must provide a competitive compensation package to successfully recruit and retain talented executives. To do that, it needs information about compensation practices of companies in the relevant competitive market for executive talent. In this connection, the Company’s Compensation Committee retained FPL to advise the Committee on compensation matters. FPL is an independent consulting firm that, among other things, specializes in gathering and analyzing data with respect to the compensation practices and compensation levels of real estate companies in the United States, and in advising corporations on structuring compensation programs appropriate to their particular markets and business goals. FPL reports directly to the Compensation Committee of the Company and serves at the sole direction of the Compensation Committee.

During 2007, in consultation with FPL, the Compensation Committee reviewed information about the compensation being paid to executives (i) who are working at companies engaged in businesses comparable to the Company’s business and (ii) who have roles and responsibilities that are similar to the roles and responsibilities of the Company’s NEOs. The Compensation Committee believes this review assisted in assessing the Company’s relative competitive position with regard to compensation being paid within the market in which the Company competes for executive talent. Specifically, the Compensation Committee compared the Company’s compensation structure and pay levels with those of companies in groups identified by FPL and the Compensation Committee as “comparator groups.”

The group used for 2007 was a custom peer group of ten public real estate investment trusts (“REITs”) operating in the United States, which are concentrated in the mortgage / debt sector with a primary focus on the residential loan sector. The criteria for inclusion of companies in this custom peer group were developed by the Compensation Committee in consultation with FPL. The compensation information used by FPL with respect to this comparator group was gathered from its internal databases, including the proxy statements filed by each company in the group with the SEC.

This group of ten companies served as a primary comparator group for use in determining the compensation levels for Mr. Burchett, Ms. Tavares, Mr. McElraft, Mr. Strickler and Ms. Berrios in 2007 and going forward. It will be used for these five senior officers because FPL and the Compensation Committee believe (i) the scope and complexity of the respective positions of Mr. Burchett, Ms. Tavares, Mr. McElraft, Mr. Strickler and Ms. Berrios correspond well with the responsibilities of persons occupying similar positions at the companies in this comparator group and (ii) this custom peer group of companies, which consists of public companies operating within the mortgage sector with a concentrated focus in the residential loan sector, provides information that reasonably corresponds to the market for executive talent that is relevant to the compensation of Mr. Burchett, Ms. Tavares, Mr. McElraft, Mr. Strickler and Ms. Berrios. While recognizing there is a disparity in size between Hanover and the peer group companies in terms of (or as defined by) market capitalization, the Compensation Committee believes this peer group most closely represents competitors from a Company standpoint within the residential mortgage sector as well as from an executive talent perspective. As such, although these companies comprise the peer group for benchmarking purposes, the Compensation Committee adjusted and anticipates in the future adjusting compensation opportunities to account for the relative size differential in developing a future program. The 10 companies in the comparator group used by FPL for benchmarking were: Anworth Mortgage Asset Corporation, BRT Realty Trust, Capstead Mortgage Corporation, Fieldstone Investment Corporation, HomeBanc Corporation, Impac Mortgage Holdings, Inc., MFA Mortgage Investments, Inc., MortgageIT Holdings, Inc., New York Mortgage Trust, Inc., and Redwood Trust, Inc.

This 10 company peer group was not used as a comparator group for 2006 compensation for Mr. Burchett and Ms. Tavares because their compensation was determined by their Executive Employment Agreements and attendant cost of living adjustments.

Description of our Executive Compensation Program

Previously, our Compensation Committee looked at the following primary factors in determining compensation for NEOs, consistent with the employment agreements of Mr. Burchett and Ms. Tavares: (i) base salary; (ii) annual short-term incentives; and (iii) long-term incentives. Because of this common practice in the relevant market for executive talent, and because the Company believes there are sound reasons for each element, the Company’s compensation program for the Named Executive Officers has three primary elements:

•	base salary;

•	annual short-term incentives; and

•	long-term incentives.

The Company also provides our Named Executive Officers with severance benefits, health and welfare benefits, and certain limited perquisites pursuant to the terms of their Revised Employment Agreements and/or Retention Agreements, as hereinafter discussed.

Process for Making Compensation Decisions

Each year, the Compensation Committee reviews the base salary, short-term incentive, and long-term incentive compensation level for each Named Executive Officer. This adjustment process usually occured in the third quarter of the following year. Per the terms of each of Mr. Burchett’s and Ms. Tavares’ prior Employment Agreements: “The Employee’s Base Salary shall be subject to annual review by the Company’s Compensation Committee (the “Committee”) and may be adjusted (upwards but not downwards) in such amounts as the Committee may determine in its sole discretion. Notwithstanding the foregoing, the Base Salary shall be increased annually by any cost of living increases, as determined by the Committee in its sole discretion.” This process was not completed until the cost of living adjustment (“COLA”) rate was available for July 1st each year. The effective date for each increase was usually retroactive to July 1st each year. Mr. Burchett’s and Ms. Tavares’s current Revised Employment Agreements now provide as follows: “The Employee’s Base Salary shall be subject to annual review by the Compensation Committee of the Board (the “Committee”) and may be adjusted (upwards but not downwards) in such amounts as the Committee may determine is its sole discretion.”

With respect to the compensation of individual executive officers, the Compensation Committee considers the person’s level and complexity of responsibility, experience and skills, and performance in his or her position over time. In this connection, John A. Burchett, as Chairman of the Board, President and Chief Executive Officer, provides the Compensation Committee with an annual self-evaluation and with an evaluation of the performance of each officer. For 2007, Mr. Burchett was responsible for preparing the evaluations of the four Named Executive Officers who report directly to him: Irma N. Tavares, Harold F. McElraft, James Strickler and Suzette N. Berrios. The Human Resources Department provides self-evaluations of these four executives to Mr. Burchett along with their evaluations of the officers who report directly to each of them. After reviewing these evaluations in the context of his own assessment of each such officer’s performance, Mr. Burchett develops his annual evaluation of each such officer for presentation to the Compensation Committee. Mr. Burchett meets with the Compensation Committee and reviews the evaluations of each executive officer.

The Compensation Committee evaluated the performance of Mr. Burchett during 2007 and elected to make certain recommendations to adjust the components of Mr. Burchett’s compensation, to the independent Directors of the Board regarding Mr. Burchett’s compensation level for 2007. These recommendations were approved by the independent Directors of the Board without material modifications. In addition, Mr. Burchett’s compensation also reflects the greater policy and decision making responsibility of the Chief Executive Officer position and the higher level of responsibility that he bears with respect to the strategic direction and the financial and operating results of the Company.

Elements of Compensation

A summary of each element of the compensation program for our Named Executive Officers is set forth below. The Compensation Committee believes that each element complements the others and that together they serve to achieve the Company’s compensation objectives. In accordance with our overall objectives, the executive compensation program for 2007 was competitive with our industry. For the year ended December 31, 2007, there was no payment of short and long-term incentives to the NEOs as Company goals were not achieved.

Base Salary

We provide competitive base salaries to attract and retain key executive talent. The Committee believes that a competitive base salary is an important component of compensation as it provides a degree of financial stability for our executives. Base salaries also form the basis for calculating other compensation opportunities for our Named Executive Officers. For example, base salaries are partially used to determine each executive officer’s annual incentive opportunity (see “Annual Short-Term Incentives,” below) and long-term incentive awards (see “Long-Term Incentives,” below) and are included in the formula for calculating severance benefits in the event of a change in control (see “Severance Arrangements,” below).

Base salaries are designed to be competitive with base salaries paid by companies in comparable groups (in and around our geographic location) to executives with similar responsibilities to the responsibilities being exercised by the particular executive officers of the Company. The salaries are normally set at target levels adjusted to reflect the individual’s scope of responsibilities, level of experience and skill, and the quality of his or her performance over time. These base salaries are adjusted to reflect, at a minimum, cost of living adjustments. Attention is also given to maintaining appropriate internal salary relationships among the Company’s executive officers, and to recognizing succession planning goals.

For 2007, the base salaries for our Named Executive Officers were increased over their base salaries for 2006 as follows: (i) Mr. Burchett received a 4.98% increase, (ii) Ms. Tavares received a 5.26% increase, (iii) Mr. McElraft received a 7.50% increase, (iv) Mr. Strickler received a 10.50% increase and (v) Ms. Berrios received a 8.50% increase. For more information about the 2007 base salaries for each of our Named Executive Officers, please refer to the “Salary” column of the Summary Compensation Table at page 21 of this Proxy Statement.

Annual Short-Term Incentives

Consistent with our emphasis on pay for performance incentive compensation programs, we had previously established the 1997 Bonus Incentive Compensation Plan, 1997 Executive and Non-Employee Director Stock Option Plan, and 1999 Equity Incentive Plan under which our executive officers, including our Named Executive Officers, among others, are eligible to receive annual incentive cash payments based on performance against annual established performance targets. The annual incentive is designed to reward achievement of each year’s business plan objectives in a manner consistent with achievement of the Company’s strategy of achieving long-term shareholder value.

Annual Incentive Bonus Awards

In 1997 the Company adopted a Bonus Incentive Compensation Plan to provide annual bonuses for eligible participants, which include executive officers, directors, employees, independent contractors and consultants of the Company and its subsidiaries. The amount of awards available under this plan is based upon a percentage of the Company’s annual net income, taking into account the effect on earnings per share (“EPS”). Bonuses may be paid one-half in cash and, subject to ownership limits, one-half in shares of the Company’s common stock. By linking the available bonus pool to the Company’s net income, the Bonus Incentive Compensation Plan provides additional incentive for eligible recipients to work towards the Company’s continued growth and success. Based on our 2007 performance, since the Company’s EPS was not at the targeted level, no funds were accrued to pay bonuses to our senior executive officers. This Bonus Incentive Compensation Plan expired according to its terms on September 8, 2007.

Stock-Based Incentive Compensation

The Company adopted its stock-based incentive plans in order to attract, motivate and retain qualified personnel. The Company believes that stock-based compensation provides additional incentive to contribute to the success of the Company, since the value of such compensation is directly related to the market value of the Company’s common stock. While Hanover applies the accounting principles of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” to awards, it does not take this into consideration as a factor in the making of awards, but is motivated by, the compensation objectives in order to maximize executive and director performance. We utilize the Black-Scholes option pricing model in valuing equity grants for financial reporting.

1997 Executive and Non-Employee Direct Stock Option Plan

Under this Plan the Compensation Committee of the Company has authority to oversee and approve the granting of incentive stock options, non-qualified stock options, restricted stock, performance shares, stock appreciation rights and other stock-based awards. The Compensation Committee reviews the terms and restrictions applicable to any such awards, and assists in the determination of the participants eligible to receive them. Eligible persons under the Plan are executive officers, Directors and employees of the Company or its subsidiaries and other persons expected to provide significant services to the Company. Incentive stock options may only be granted to the officers and key employees of the Company and its subsidiaries. To date, all options granted under this Plan have been granted at an exercise price equal to the fair market value on the date of grant. Under the terms of this Plan, Mr. John N. Rees was awarded options to purchase 2,000 shares of the Company’s common stock upon his re-election to the Board in 2007. Additionally, certain key employees were awarded in the aggregate 29,000 shares of restricted stock that vest over a five-year period.

Subject to anti-dilution provisions for stock splits, stock dividends and similar events, this Plan authorizes the grant of options to purchase, and awards of, an aggregate of up to 425,333 shares of the Company’s common stock. If an option granted under this Plan expires or terminates, or an award is forfeited, the shares subject to any unexercised portion of such option or award will again become available for the issuance of further options or awards under this Plan. As of December 31, 2007 and as of March 31, 2008, the Company had 328,833 shares of common stock remaining available for issuance of further options or awards under this Plan. This Plan will expire according to its terms on September 8, 2008.

1999 Equity Incentive Plan

This Plan authorizes the Compensation Committee to grant non-qualified stock options or restricted stock to executive officers, key employees, Directors, agents, advisors and consultants of the Company and its subsidiaries. To date, all options granted under the 1999 Equity Incentive Plan have been granted at an exercise price equal to the fair market value on the date of grant. No stock options were awarded under the 1999 Equity Incentive Plan during 2007.

Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the 1999 Equity Incentive Plan authorizes the grant of options to purchase, and awards of, an aggregate of up to 550,710 shares of the Company’s common stock. If an option granted under the 1999 Equity Incentive Plan expires or terminates, or an award is forfeited, the shares subject to any unexercised portion of such option or award will again become available for the issuance of further options or awards under the 1999 Equity Incentive Plan.

No eligible participant can be granted options exercisable into, or awards of, more than 50,000 shares of the Company’s common stock in any year. As of December 31, 2007 the Company had 14,417 shares of common stock remaining available for issuance under this Plan and as of March 31, 2008, the Company had 15,917 shares of common stock remaining available for issuance under this Plan. This Plan will expire according to its terms on May 20, 2009.

Earn-Out Agreement

In connection with its initial public offering in 1997, the Company entered into a Contribution Agreement with Mr. Burchett, Ms. Tavares, and two former employees of the Company, Ms. Mizerak and Mr. Ostendorf, which provided that they were entitled to receive an aggregate of up to 216,667 shares of the Company’s common stock, and to have certain indebtedness to the Company forgiven, if the Company met performance targets based on the initial offering price over five annual performance periods, the last of which ended on September 30, 2002. In addition, options exercisable into an aggregate of 80,160 shares were granted to these four executives, with vesting conditioned on the same performance targets and periods. None of the targets were met within the first four periods, so none of the shares were issued, none of the options vested and none of the loans were forgiven. However, on July 1, 2002, the Company modified the performance period and target amounts. As a result, the shares could be issued, the options could vest and the loans could be forgiven, in annual performance periods beginning July 1, 2003 and ending on July 1, 2008, if the Company meets new performance targets based on the average closing price of its common stock for the twenty consecutive trading days proceeding July 1 for each of these years.

On July 1, 2003, the first performance target was met and, as a result, one-third, or 26,720, of the 80,160 options vested, $583,333 in loans was forgiven and 72,222 shares of common stock were granted. On July 1, 2004, the second performance target was met and, as a result, another one-third, or 26,720, of the 80,160 options vested, another $583,333 in loans was forgiven and another 72,222 shares of common stock were granted.

On July 1, 2005, the conditions of the 1997 Contribution Agreement, as amended, were fulfilled. As a result, the remaining obligations of the principals of $583,333 of outstanding loans to the Company were forgiven and recognized as compensation expense in the year ended December 31, 2005. In addition, a total of 72,222 shares of common stock were earned and subsequently issued to them. The shares were valued at the closing price on June 30, 2005, and the amount of approximately $761,000 has been recognized as compensation expense in the year ended December 31, 2005. As of December 31, 2005, there were no remaining obligations under the 1997 Contribution Agreement.

Mr. Burchett and Ms. Tavares’ Revised Employment Agreements provide that they are both entitled to participate in any and all bonus plans adopted by the Board and/or Committee for the executive officers of the Company and its subsidiaries, and to participate in the Company’s 1997 executive and non-employee Director Stock Option Plan, 1999 Equity Incentive Plan and any and all other equity compensation plans adopted by the Board for the employees for the Company and its subsidiaries. Based on the Company’s 2007 performance, since the Company’s EPS was not at the targeted level, no funds were accrued to pay bonuses to the Named Executive Officers in 2007.

Annual incentives are included in the formula for calculating severance benefits in the event of a change in control (see “Severance Arrangements,” below).

Long-Term Incentives

We award long-term incentive grants to executive officers, including the Named Executive Officers, as part of our total compensation package. These awards are consistent with our pay for performance principles because they are designed to focus the attention of executives on strategic goals spanning more than the current year, and to align the interest of executives with the Company’s goal of creating long-term shareholder value.

Long-term incentives have included two components in recent years: (i) options to purchase the Company’s common stock; and (ii) performance shares that vest depending upon the Company’s performance over a five-year performance period. No stock options were awarded to the NEOs for 2007. During 2007, Mr. Elraft was awarded 4,000 performance shares, Mr. Strickler was awarded 4,000 performance shares, and Ms. Berrios was awarded 3,000 performance shares.

In addition, in order for a bonus to be accrued pursuant to the prior Bonus Incentive Compensation Plan, the Company had to generate annual net income before bonus accruals that allowed for a return of equity to stockholders in excess of the average weekly ten-year U.S. Treasury rate plus 4.0% before any bonus accrual was recorded. No bonus was accrued for the years ended December 31, 2007 and 2006.

Health, Welfare and Other Personal Benefits

In addition to the principal compensation components described above, our Named Executive Officers are entitled to participate in all health, welfare, fringe benefit, and other arrangements generally available to other salaried employees. We also may, as considered reasonable and appropriate on a case by case basis, provide our officers, including our Named Executive Officers, with limited additional perquisites and other personal benefits.

The Compensation Committee believes that these health, welfare, and other personal benefits are reasonable and consistent with the practices of public companies in the United States. The Compensation Committee also believes that these benefits assist the Company in attracting and retaining key executives.

Severance Arrangements

The Company currently has employment agreements with Mr. Burchett and Ms. Tavares only.

Mr. Burchett and Ms. Tavares’ employment agreements contain certain change in control provisions. These provisions are designed to encourage the executive’s full attention and dedication to the Company currently and in the event of any threatened or pending change in control. Under these provisions, these Named Executive Officers would be entitled to certain payments and benefits if a change in control were to occur and the Company or its affiliates terminated the executive’s employment without “cause” or the executive terminated his employment with the Company or its affiliates for “good reason” following such change in control. As noted above, Mr. Burchett and Ms. Tavares’ Revised Employment Agreements also provide for a retention bonus of $300,000 to be paid to Mr. Burchett and a retention bonus of $200,000 to be paid to Ms. Tavares at the earliest of (i) August 29, 2008 or (ii) upon the occurrence of certain specified termination events, including termination by the Company without good cause and termination by the Company following a change in control.

On November 27, 2007, the Company entered into retention agreements (the “Retention Agreements”) with its Chief Financial Officer and Treasurer, Harold F. McElraft, its Managing Director and Portfolio Manager, James Strickler and its Vice President and General Counsel, Suzette N. Berrios. The Retention Agreements provided for, among other things, a severance payment of six (6) months base salary upon the occurrence of certain specified events, including termination by the Company without good cause and termination by the Company following a change in control. These severance payments range from $94,938 to $134,456. The Retention Agreements also provided, at the employee’s election, for the payment of a $25,000 cash retention payment (“Retention Bonus”) or a Retention Option Grant of 30,000 options, which cash payment shall be made, or which options vest at the earliest of (i) August 29, 2008 or (ii) upon the occurrence of certain specified termination events, including termination by the Company without good cause and termination by the Company following a change in control. On December 10, 2007, the Company entered into an Amended and Restated Retention Agreement with Mr. Strickler, which increased the Retention Bonus from $25,000 to $125,000. Mr. Strickler’s Amended and Restated Retention Agreement did not otherwise materially modify his Retention Agreement. On December 11, 2007, the Company entered into Amended and Restated Retention Agreements with each of Mr. McElraft and Ms. Berrios, which increased the Retention Bonus from $25,000 to $75,000. Mr. McElraft’s and Ms. Berrios’ Amended and Restated Retention Agreements did not otherwise materially modify their Retention Agreement. Additionally, the Company has also entered into retention agreements with five other members of middle management, which provide for retention bonuses, ranging from $13,000 to $15,000, to be paid on the earliest of (i) October 15, 2008 or (ii) upon the occurrence of a change in control, major reduction in work force, or other material corporate event, any of which results in the employee’s separation of employment (a “Termination Event”). Additionally, in the event of a Termination Event, four of these five employees will also receive a lump sum severance payment representing six months of their current salary, ranging from $63,000 to $85,995. The Compensation Committee believes that the protections afforded by these change in control provisions are a valuable incentive for attracting and retaining key executives and are competitive with those of other corporations.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the management of the Company and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

The Compensation Committee:

John A. Clymer
James F. Stone
John N. Rees

The following table sets forth information regarding the compensation for the calendar years indicated for the named executive officers.

Summary Compensation Table

								Change in
								Pension
								Value and
								Nonqualified
							Non-Equity	Deferred
				Stock		Option	Incentive Plan	Compensation	All other
Name and Principal		Salary	Bonus	Awards		Awards	Compensation	Earnings	Compensation		Total
Position	Year	($)	($)	($)		($)	($)	($)	($)		($)

John A. Burchett	2007	$384,159	0	0		0	0	0	$24,977	(1)	$409,136
Chairman of the Board,	2006	$367,431	0	0		0	0	0	$29,980	(1)	$397,411
President and CEO
Harold F. McElraft	2007	$269,180	0	$2,833	(6)	0	0	0	$4,400	(2)	$276,413
Chief Financial Officer	2006	$251,964	0	0		0	0	0	$4,400	(2)	$256,364
and Treasurer
Irma N. Tavares	2007	$311,391	0	0		0	0	0	$17,534	(3)	$328,925
Chief Operating Officer	2006	$297,607	0	0		0	0	0	$18,278	(3)	$315,885
and Managing Director
James Strickler	2007	$268,913	0	$24,353	(6)	0	0	0	$4,400	(4)	$297,666
Managing Director	2006	$243,360	0	$21,520	(6)	0	0	0	$4,400	(4)	$269,280
and Portfolio Manager
Suzette N. Berrios	2007	$189,875	0	$2,125	(6)	0	0	0	$2,188	(5)	$194,188
Vice President and General Counsel(7)

(1)	Includes $4,400 for employer contributions to 401(k) for each of fiscal 2006 and 2007; $8,030 for insurance premiums for each of fiscal 2006 and 2007; $8,347 for additional disability insurance premiums for each of fiscal 2006 and 2007; $8,400 for an automobile allowance for fiscal 2006 and $4,200 for fiscal 2007; and $803 for club membership dues for fiscal 2006 and $0 for fiscal 2007.

(2)	Includes $4,400 for employer contributions to 401(k) for each of fiscal 2006 and 2007.

(3)	Includes $4,400 for employer contributions to 401(k) for each of fiscal 2006 and 2007; $995 for insurance premiums for each of fiscal 2006 and 2007; $7,200 for an automobile allowance for fiscal 2006 and $3,600 for fiscal 2007; and $5,683 for additional disability premiums for fiscal 2006 and $8,539 for fiscal 2007.

(4)	Includes $4,400 for employer contributions to 401(k) for each of fiscal 2006 and 2007.

(5)	Includes $2,188 for employer contributions to the 401(k) for fiscal 2007.

(6)	Represents the compensation cost recognized for the fiscal 2006 and 2007, respectively, in connection with restricted shares of the Company granted to the named executive officer, regardless of the year in which granted and calculated in accordance with FAS 123R for financial statement purposes. For more information concerning the assumptions used for these calculations, please refer to both the 2006 and 2007 Annual Reports on Form 10-K.

(7)	Information for 2006 has been omitted because this executive was not a named executive officer for 2006.

The following table sets forth information regarding plan-based awards granted to the named executive officers of the Company during the last fiscal year.

Grant of Plan Based Awards Table

			All Option
			Awards:
		All Stock	Number	Exercise or	Grant Date Fair
		Awards: Number	of Securities	Base Price of	Value of Stock
		of Shares of Stock	Underlying	Option	and Option
Name	Grant Date	or Units(#)	Options(#)	Awards ($/Sh)	Awards ($)

John A. Burchett	—	—	—	—	—
Harold F. McElraft	3/15/07	4,000	—	—	$17,000
Irma N. Tavares	—	—	—	—	—
James Strickler	3/15/07	4,000	—	—	$17,000
Suzette N. Berrios	3/15/07	3,000	—	—	$12,750

The following table sets forth information regarding stock awards, stock options and similar equity compensation outstanding at December 31, 2007, whether granted in 2007 or earlier, including awards that have been transferred other than for value.

Outstanding Equity Awards at Fiscal Year End

	Option Awards				Stock Awards
					Number of
	Number of	Number of			Shares or	Market Value
	Securities	Securities			Units of	of Shares or
	Underlying	Underlying			Stock that	Units of
	Unexercised	Unexercised	Option	Option	Have Not	Stock
	Options(#)	Options(#)	Exercise	Expiration	Vested	That Have Not
Name	Exercisable	Unexercisable	Price ($)	Date	(#)(1)	Vested ($)(2)

John A. Bruchett	24,270	—	15.75	6/30/12	—	—
Irma N. Tavares	18,630	—	15.75	6/30/12	—	—
Harold F. McElraft	0	—	0	N/A	4,000	$1,520
James Strickler	4,000	—	4.625	7/28/09	10,000	$3,800
	3,334		3.875	5/17/10	—	—
Suzette N. Berrios	0	—	0	N/A	3,000	$1,140

(1)	Mr. Strickler was granted 10,000 Restricted Shares pursuant to the 1997 Executive and Non-Employee Director Stock Option Plan that began vesting annually in 20% increments beginning on May 2, 2006. Messrs. McElraft and Strickler were each granted 4,000 Restricted Shares and Ms. Berrios was granted 3,000 Restricted Shares, each award granted pursuant to the 1997 Executive and Non-Employee Director Stock Option Plan, that vest annually in 20% increments beginning on March 15, 2008.

(2)	Market value is calculated on the basis of $.38 per share, which was the closing sales price for our common stock on December 31, 2007.

The following table sets forth the stock awards that vested and the option awards that were exercised for the named executive officers during the last fiscal year.

Option Exercises and Stock Vested During 2007

	Option Awards		Stock Awards
	Number of Shares	Value Realized on		Value Realized on
	Acquired on	Exercise	Number of Shares	Vesting
Name	Exercise(3)	($)(1)	Acquired on Vesting	($)(1)

John A. Burchett	N/A	N/A	N/A	$	N/A
Irma N. Tavares	N/A	N/A	N/A	$	N/A
Harold F. McElraft	N/A	N/A	0	$	N/A
James Strickler	N/A	N/A	2,000		$8,220
Suzette N. Berrios	N/A	N/A	0	$	N/A

(1)	The figures shown include the amount realized during the fiscal year upon exercise of vested stock options by the named individual and the vesting of restricted stock, based on the closing sales price for a share of our common stock on the exercise date or vesting date, as applicable. Unexercised stock options and unvested restricted stock may not be transferred for value.

Director Compensation for 2007

					Non-Equity
	Fees Earned or				Incentive Plan	All Other
	Paid in Cash	Stock Awards	Option Awards		Compensation	Compensation	Total
Name	($)	($)	($)		($)	($)	($)

John Clymer	$38,500	—	—		—	—	$38,500
Joseph Freeman	$15,500	—	—		—	—	$15,500
Douglas Jacobs	$14,000	—	—		—	—	$14,000
John N. Rees	$42,500	—	$686	(1)	—	—	$43,186
James F. Stone	$38,000	—	—		—	—	$38,000

(1)	Represents the compensation cost recognized for the fiscal year 2007 in connection with the stock options granted to the director, regardless of the year in which granted and calculated in accordance with FAS 123R for financial statement purposes. For more information concerning the assumptions used for these calculations, please refer to the 2007 Annual Reports on Form 10-K. The grant fair value of the option award made in 2007 for Mr. Rees for FAS 123R purposes was $686.

EMPLOYMENT AGREEMENTS / RETENTION AGREEMENTS

Effective July 1, 2002, the Company entered into Amended and Restated Employment Agreements (“Employment Agreements”) with each of its President and Chief Executive Officer, John Burchett and its current Chief Operating Officer, Irma Tavares. The Employment Agreements had a five year term and automatically renewed for successive one year terms thereafter, until the officer or the Company terminated the applicable Employment Agreement. The Employment Agreements were not terminated within the time frame specified, and, thus, automatically renewed for a one year term which began July 1, 2007 and was scheduled to end, if not renewed, by July 1, 2008.

The Company and each of Mr. Burchett and Ms. Tavares have, on November 27, 2007, effective July 1, 2007, entered into new revised Amended and Restated Employment Agreements (“Revised Agreements”) which provide for a three year extension of the term of the Employment Agreements from the effective date of July 1, 2007, but also eliminate the automatic renewal provisions. Thus, the Employment Agreements, as amended by the Revised Agreements, now expire July 1, 2010. If the Revised Agreements are not renewed or replaced beyond July 1, 2010, the Revised Agreements provide for, each of the executives to receive, subject to certain conditions, payment equal to one (1) years base salary.

In addition, the Revised Agreements provide for a retention bonus of $300,000 to be paid to Mr. Burchett and a retention bonus of $200,000 to be paid to Ms. Tavares at the earliest of (i) August 29, 2008 or (ii) in the event of certain specified termination events, including termination by the Company without good cause, and termination by the Company following a change in control. The Revised Agreements also make several substantial technical corrections to the Employment Agreements in order to make them compliant with Section 409A of the Internal Revenue Code.

The Company has also, on November 27, 2007, entered into retention agreements (the “Retention Agreements”) with its Chief Financial Officer, Harold McElraft, its Managing Director and Portfolio Manager, James Strickler, and its Vice President and General Counsel, Suzette Berrios. Each of the Retention Agreements provided for, among other things, a severance payment of six (6) months base salary in the event of certain specified events, including termination by the Company without good cause and termination by the Company following a change in control. These severance payments range from $94,938 to $134,456. The Retention Agreements also provided, at the employee’s election, for the payment of a $25,000 cash Retention Bonus or a Retention Option Grant of 30,000 options, which cash payment shall be made, or which options vest at the earliest of (i) August 29, 2008 or (ii) in the event of certain specified termination events including termination by the Company without good cause and termination by the Company following a change in control.

On December 10, 2007, the Company entered into an Amended and Restated Retention Agreement with Mr. Strickler, which increased the Retention Bonus from $25,000 to $125,000. Mr. Strickler’s Amended and Restated Retention Agreement did not otherwise materially modify his Retention Agreement. On December 10, 2007, the Company entered into Amended and Restated Retention Agreements with each of Mr. McElraft and Ms. Berrios, which increased the Retention Bonus from $25,000 to $75,000. Mr. McElraft’s and Ms. Berrios’ Amended and Restated Retention Agreements did not otherwise materially modify their Retention Agreements. Additionally, the Company has also entered into retention agreements with five other members of middle management, which provide for retention bonuses, ranging from $13,000 to $15,000, to be paid on the earliest of (i) October 15, 2008 or (ii) upon the occurrence of a change in control, major reduction in work force, or other material corporate event, any of which results in the employee’s separation of employment (a “Termination Event”). Additionally, in the event of a Termination Event, four of these five employees will also receive a lump sum severance payment representing six months of their current salary, ranging from $63,000 to $85,995.

Termination

Termination by the Company for Good Cause.  The Company may terminate Mr. Burchett’s and Ms. Tavares’ Employment Agreements (the “Agreements”) at any time for “Good Cause”, which shall mean only (i) the conviction of the Employee of (or the plea by the Employee of NOLO CONTENDERE to) a felony or any crime which involves moral turpitude, (ii) the good faith determination by the Board that the Employee has failed to perform a material amount of Employee’s duties under the Agreement (other than a failure to perform duties resulting from the Employee’s incapacity due to physical or mental illness), which failure to perform duties shall not have been cured within thirty (30) days after the receipt by the Employee of written notice thereof from the Board specifying with reasonable particularity such alleged failure; (iii) any absence from the Company’s regular full-time employment in excess of three consecutive days that is not due to a vacation, participation in a permitted activity, bona fide illness, disability, death or other reason expressly authorized by the Board in advance; (iv) any act or acts of personal dishonesty (including, without limitation, any insider trading or unauthorized trading in the Company’s securities) by the Employee, (v) the violation of Employee’s fiduciary duties to the Company, or the violation of any law, statue or regulation relating to the operation of the Company; business; or (vi) misconduct that impairs Employee’s ability effectively to perform the duties or responsibilities of Employee’s position. In the event of such termination, the Employee shall only be entitled to receive any unreimbursed expenses that were properly incurred prior to Employee’s termination of employment. In addition, if the Company terminates the Agreements due to the conviction of the Employee of (or the plea by the Employee of NOLO CONTENDERE to) a felony as a result of (iv) above, then Employee will pay all costs and expenses (including reasonable attorney’s fees) incurred by the Company in connection therewith.

Termination by the Company without Good Cause.  In the event the Company terminates the Agreement prior to the Expiration Date without Good Cause, the Employee shall be entitled to the following benefits:

(i) If the termination of Employee’s employment is an “Involuntary Termination” as defined in Section 9(b)(v) of the Agreement:

(A) If the effective date of the termination is before August 29, 2008, the Company shall pay the Employee (I) a payment (“the Separation Payment”), in a single lump sum on or before the sixtieth day next following the date of Employee’s “separation from service” (as defined in Section 9(h)), equal to the lesser of: (a) the Severance Limit, or (b) the greater of either: (x) the Retention Amount plus the Base Salary Amount (as defined in Section 9(b)(vi)) or (y) the Retention Amount plus Employee’s Base Salary at the rate then in effect through the Expiration Date; and, if Employee’s Severance Compensation is not fully paid out pursuant to clause (I), then (II), as a separate payment from the Separation Payment, payment, in the form of salary continuation, beginning on the first regular payroll date next following the first day that is six months after the date of Employee’s separation from service, of the greater of either: (x) the Retention Amount plus the Base Salary Amount, minus the amount paid pursuant to clause (I) above; or (y) the Retention Amount plus Employee’s Base Salary at the rate then in effect through the Expiration Date minus the amount paid pursuant to clause (I) above; or

(B) If the effective date of the termination is on or after August 29, 2008, the Company shall pay the Employee (I) a payment (“the Separation Payment”), in a single lump sum on or before the sixtieth day next following the date of Employee’s “separation from service” (as defined in Section 9(h)), equal to the lesser of: (a) the Severance Limit, or (b) the greater of either: (x) the Base Salary Amount; or (y) Employee’s Base Salary at the rate then in effect through the Expiration Date; and, if Employee’s Severance Compensation is not fully paid out pursuant to clause (I), then (II), as a separate payment from the Separation Payment, payment, in the form of salary continuation, beginning on the first regular payroll date next following the first day that is six months after the date of Employee’s separation from service, of the greater of either: (x) the Base Salary Amount, minus the amount paid pursuant to clause (I) above; or (y) Employee’s Base Salary at the rate then in effect through the Expiration Date minus the amount paid pursuant to clause (I) above; or

(ii) If the termination of the Employee’s employment is not an Involuntary Termination, beginning on the first regular payroll date next following the first day that is six months after the date of Employee’s separation from service and in the manner provided in Section 9(i), the Company shall pay the Employee: in a lump sum, the Retention Amount (only if the effective date of the termination is before August 29, 2008); and in the form of salary continuation, the greater of either: (x) the Base Salary Amount; or (y) Employee’s Base Salary at the rate then in effect through the Expiration Date.

(iii) In any of the circumstances described in Sections 9(b)(i) or 9(b)(ii), the Company shall pay the Employee for any unreimbursed expenses that were properly incurred prior to the Employee’s termination of employment, to the extent such expenses would have been reimbursable.

(iv) The term “Severance Limit” means the lesser of twice the lesser of: (A) the sum of the Employee’s annualized compensation based upon the annual rate of pay for services provided to the Company for the taxable year of the Employee’s preceding the taxable year of the Employee in which the Employee has a separation from service with the Company (adjusted for any increase during that year that was expected to continue indefinitely if the Employee had not separated from service); or (B) the maximum amount that may be taken into account under a qualified plan pursuant to Code § 401(a)(17) for the year in which the Employee has a separation from service.

(v) The term “Involuntary Termination” means a separation from service that satisfies one of the following sets of criteria: (I) it results from a Termination by the Company Without Good Cause pursuant to Section 9(b) or a Termination Upon or Following Expiration of the Agreement pursuant to Section 9(g), and the termination is due to the independent exercise of the Company’s unilateral authority to terminate the Employee’s services, other than due to the Employee’s implicit or explicit request, where the Employee was willing and able to continue performing services; provided, however, that in the case of a Termination Upon or Following Expiration of the Agreement pursuant to Section 9(g), the separation from service is an Involuntary Termination only if it satisfies the additional condition that the Employee was willing and able to execute a new contract providing terms and conditions substantially similar to those in the expiring Agreement and to continue providing services as described in the expiring Agreement; or (II) the separation from service results from a Termination By Employee Following Change in Control as described in Section 9(f) that satisfies all the criteria for the payment of the benefits described in 9(f).

(vi) As used in Section 9(b) of the Agreement, the term “Base Salary Amount” means one times Employee’s Base Salary at the rate then in effect. Provided, however, that if Employee’s Termination by the Company Without Good Cause occurs within 90 days following a Change in Control (as defined in Section 9(f)(iv) below), the Base Salary Amount shall mean two times Employee’s Base Salary at the rate then in effect.

(vii) In the event that the Employee shall obtain other full-time or part-time employment or consulting work during the one year period following the Termination Date, unless the termination occurred within 90 days following a Change in Control, the amount of payments Employee receives from such employment or work shall be credited against the amount that the Company is obligated to pay Employee during such period pursuant to this Section 9(b). The Employee shall be under no obligation to obtain such other employment or work, but if the Employee shall, the Employee shall promptly give written notice to the Company of the salary and fringe benefits provided to the Employee in connection with such other employment or work, in order that the amount of such credit may be determined.

Termination by the Employee without Cause.  The Employee may resign from the Company at any time upon ninety (90) days prior written notice to the Company. In the event of such resignation by the Employee, the Board in its sole discretion may elect to waive the period of notice, or any portion thereof, and, in such event, the Company will pay the Employee’s salary for the notice period (or for any remaining portion of the period) provided the Employee continues to be employed during that period. From and after the effective date of such termination by the Employee or Employee’s employment under the Agreement, the Company shall have no further liability to the Employee for salary or other compensation (or benefits, except for unreimbursed expenses that were properly incurred prior to the Employee’s termination of employment and as provided pursuant to the terms of any compensation or benefit plan of the Company in which the Employee is a participant).

Termination upon Disability of Employee.  The Company may terminate upon the Disability of the Employee, in which event the Employee shall be entitled to receive (i) the Employee’s Base Salary then in effect while such Disability continues until the date upon which any disability benefits pursuant to the disability insurance policy provided for in Section 3(e)(ii) or any Additional Supplemental Benefits provided for in Section 3(e)(ii) commence (but in no event more than two (2) months); and (ii) any properly incurred unreimbursed expenses incurred prior to the Employee’s termination of employment, to the extent such expenses would have been reimbursable pursuant to Section 4. For purposes of Section 9(d), from and after January 1, 2005, the Employee will be considered to have a “Disability” only if the Employee meets one of the following requirements: (A) the Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (B) the Employee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

Termination upon Death of Employee.  The Agreement shall terminate upon the death of the Employee, in which event the Employee’s estate, legal representatives or designee shall be entitled to receive, in full satisfaction of all obligations due to the Employee by the Company, (i) the Employee’s Base Salary through the last day of the month of death; (ii) the proceeds of the insurance policy or policies maintained on the Employee’s life; and (iii) any unreimbursed expenses properly incurred prior to the Employee’s termination of Employment.

Termination by the Company Following Change of Control.  Notwithstanding Section 9(c) (in the event that Employee experiences a Significant Adverse Action (as hereafter defined) at any time within 90 days following a Change of Control (as hereinafter defined), and Employee notifies the Company in writing within 30 days of the date on which the Significant Adverse Action first occurred, and the Company fails to cure the Significant Adverse Action within 30 days of receipt of such notice, then the Employee may terminate the Employee’s employment on or within 15 days after the thirtieth day of the Company’s failure to cure the Significant Adverse Action of which the Employee gave such written notice. In the event Employee terminates the Employee’s employment with the Company under the conditions in Section 9(f), and the conditions of Section 9(h) are met, such termination shall be treated as a termination pursuant to Section 9(f) rather than Section 9(c), and:

(i) if the effective date of the termination is before August 29, 2008, the Company shall pay the Employee (A) a payment (“the Separation Payment”), in a single lump sum on or before the sixtieth day next following the date of Employee’s “separation from service” (as defined in Section 9(h)) , equal to the lesser of: (I) the Severance Limit, or (II) the greater of either: (x) the Retention Amount plus two times Employee’s Base Salary at the rate then in effect or (y) the Retention Amount plus Employee’s Base Salary at the rate then in effect through the Expiration Date; and, if Employee’s Severance Compensation is not fully paid out pursuant to clause (A), then (B), as a separate payment from the Separation Payment, payment, in the form of salary continuation, beginning on the first regular payroll date next following the first day that is six months after the date of Employee’s separation from service, of the greater of either: (x) the Retention Amount plus two times Employee’s Base Salary at the rate then in effect, minus the amount paid pursuant to clause (A) above; or (y) the Retention Amount plus Employee’s Base Salary at the rate then in effect through the Expiration Date minus the amount paid pursuant to clause (A);

(ii) if the effective date of the termination is on or after August 29, 2008, the Company shall pay the Employee (A) a payment (“the Separation Payment”), in a single lump sum on or before the sixtieth day next following the date of Employee’s “separation from service” (as defined in Section 9(h)), equal to the lesser of: (I) the Severance Limit, or (II) the greater of either: (x) two times Employee’s Base Salary at the rate then in effect; or (y) Employee’s Base Salary at the rate then in effect through the Expiration Date; and, if Employee’s Severance Compensation is not fully paid out pursuant to clause (A), then (B), as a separate payment from the Separation Payment, payment, in the form of salary continuation, beginning on the first regular payroll date next following the first day that is six months after the date of Employee’s separation from service, of the greater of either: (x) two times Employee’s Base Salary at the rate then in effect, minus the amount paid pursuant to clause (A) above; or (y) Employee’s Base Salary at the rate then in effect through the Expiration Date minus the amount paid pursuant to clause (A) above.

(iii) The Employee shall also be paid for any unreimbursed expenses that were properly incurred prior to the Employee’s termination of employment, to the extent such expenses would have been reimbursable.

(iv) a “Change of Control” shall mean and include any of the following:

(A) a merger or consolidation of the Company with or into any other corporation or other business entity (except one in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least a majority of the outstanding securities having the right to vote in an election of the Board of Directors (“Voting Stock”) of the surviving corporation);

(B) a sale, lease, exchange or other transfer (in one transaction or a related series of transactions) of all or substantially all of the Company’s assets except in a transaction where the Employee, an Affiliate of the Employee, or an Affiliate of the Company is the transferee. An “Affiliate” shall mean: with respect to the Employee, any other person that directly or indirectly controls, or is controlled by, or is under common control with the Employee; and with respect to the Company, any other corporation or business entity that directly or indirectly controls, or is controlled by, or is under common control with, the Company;

(C) the acquisition by any person or any group of persons (other than the Company, any of its direct or indirect subsidiaries, or any director, trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its direct or indirect subsidiaries) acting together in any transaction or related series of transactions, of such number of shares of the Company’s Voting Stock as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, 50% or more of the combined voting power of the Voting Stock of the Company other than as a result of an acquisition of securities directly from the Company, or solely as a result of an acquisition of securities by the Company which by reducing the number of shares of the Voting Stock outstanding increases the proportionate voting power represented by the Voting Stock owned by any such person to 50% or more of the combined voting power of such Voting Stock; and

(D) a change in the composition of the Company’s Board of Directors following a tender offer or proxy contest as a result of which persons who, immediately prior to such tender offer or proxy contest, constituted the Company’s Board of Directors shall cease to constitute at least a majority of the members of the Board of Directors (other than by their voluntary resignations), but only in the event that the persons elected to the Board were not supported by the Employee as a director or shareholder.

(v) a “Significant Adverse Action” shall mean and include only any of the following: (A) a material and substantial reduction in the Employee’s duties and responsibilities; (B) a material reduction in Employee’s Base Salary; or (C) a relocation of Employee’s worksite to a location more than 50 miles from that immediately before the Change in Control.

(g) Termination Upon or Following Expiration of the Agreement. In the event the Employee’s employment continues through the Expiration Date, and is thereafter terminated by the Company without Good Cause, then subject to the conditions set forth in Section 9(h), the Employee shall be entitled to the following benefits:

(i) If the termination of Employee’s employment is an “Involuntary Termination” as defined in Section 9(b)(v), the Company shall pay the Employee (A) a payment (“the Separation Payment”), in a single lump sum on or before the sixtieth day next following the date of Employee’s “separation from service” (as defined in Section 9(h)), equal to the lesser of the Severance Limit or one times the Employee’s Base Salary at the rate then in effect; and, if Employee’s Severance Compensation is not fully paid out pursuant to clause (A), then (B), as a separate payment from the Separation Payment, payment in the form of salary continuation, beginning on the first regular payroll date next following the first day that is six months after the date of Employee’s separation from service, of one times the Employee’s Base Salary at the rate then in effect, minus the amount paid pursuant to clause (A) above (“the Remainder Amount”) until the Remainder Amount is fully paid; or

(ii) If the termination of the Employee’s employment is not an Involuntary Termination, the Company shall pay the Employee, in the form of salary continuation, beginning on the first regular payroll date next following the first day that is six months after the date of Employee’s separation from service, one times the Employee’s Base Salary at the rate then in effect in the manner provided in Section 9(i); and, in either of the circumstances described in Sections 9(g)(i) or 9(g)(ii);

(iii) The Company shall pay the Employee for any unreimbursed expenses payable properly incurred prior to the Employee’s termination of employment, to the extent such expenses would have been reimburseable.

(h) Further Conditions of Severance. From and after January 1, 2005, no compensation shall be payable under Section 9 of the Agreement as the result of the Employee’s termination of employment with the Company (“Severance Compensation”) unless such termination (standing alone or in conjunction with the cessation of the Employee’s membership on the Board of Directors of the Company) constitutes a “separation from service” (within the meaning of that phrase in Treas. Reg. § 1.409A-1(h)) from the Company and all persons with whom the Company would be considered a single employer under Section 414(b) of the Internal Revenue Code of 1986, as amended (“the Code”), and all persons with whom the Company would be considered a single employer under Code Section 414(c). The receipt by Employee of any payment of Severance Compensation under this Agreement payable on or after the sixtieth day following the Employee’s termination of employment shall be conditioned upon all of the following, and any such payment shall be forfeited if such conditions are not met on or before the due date for such payment: (i) Employee tendering a resignation for all positions held by Employee as a member of the Board or of the board of directors of any Affiliate; (ii) Employee’s having been in compliance with all the material terms of the Agreement; (iii) the execution by Employee, after the date of Employee’s termination from employment and within 21 days of its first presentation to the Employee by the Company, of a confidential Separation Agreement and General Release; and (iv) the confidential Separation Agreement and General Release becoming effective in accordance with its terms; provided, however, that the condition specified in this Section 9(h)(iii) and in Section 9(h)(iv) shall not apply unless such Separation Agreement and General Release has been provided to the Employee by the Company after and within 30 days of Employee’s termination of employment.

(i) Delay in Commencement of Payments of Severance Compensation. Effective January 1, 2005, if on the date of the Employee’s separation from service, as defined above, the Employee is a “specified employee”

(as defined below) of the Company or of any person with whom the Company would be considered a single employer under Section 414(b) of the Code, and all persons with whom the Company would be considered a single employer under Code Section 414(c), then no amount other than a Separation Payment shall be paid as Severance Compensation under the Agreement until the first regular payroll date of the Company that is at least six months after the Employee’s separation from service, as so defined (the “Specified Employee Payment Date”), whereupon all payments of Severance Compensation that would have become due prior to the Specified Employee Payment Date but for the operation of Section 9(i) shall be paid on the Specified Employee Payment Date. An amount of Severance Compensation, the payment of which has been delayed under Section 9(i), will not be payable on the Specified Employee Payment Date unless the conditions precedent set forth in Section 9(h) have been satisfied as of the Specified Employee Payment Date. The term “specified employee” means a “specified employee” as defined in Treas. Reg. § 1.409A-1(i).

In April 2005, the Company had entered into an employment agreement with Mr. McElraft, evidenced by an Employment Letter Agreement dated April 14, 2005, which previously allowed the Company to terminate his employment upon at least thirty (30) days prior written notice, such termination to be effective on the date specified in the notice, provided that such date was no earlier than thirty (30) days from the date of delivery of the notice. Likewise, Mr. McElraft could terminate his employment upon at least thirty (30) days prior written notice to the Company, such termination to be effective on the date thirty (30) days following the date of the notice.

If the Employment Letter Agreement was terminated by the Company without cause or the required notice or by Mr. McElraft for cause, Mr. McElraft would have been entitled to receive a severance payment equal to three months salary. Mr. McElraft’s Employment Letter Agreement has, to the extent set forth below, been amended to be read consistent with this Amended and Restated Retention Agreement dated December 10, 2007. Previously, the Company had, on November 27, 2007, entered into retention agreements (the “Retention Agreements”) with its Chief Financial Officer and Treasurer, Harold F. McElraft, its Managing Director and Portfolio Manager, James Strickler and its Vice President and General Counsel, Suzette N. Berrios. The Retention Agreements provided for, among other things, a severance payment of six (6) months base salary upon the occurrence of certain specified events, including termination by the Company without good cause and termination by the Company following a change in control. The Retention Agreements also provided, at the employee’s election, for the payment of a $25,000 cash retention payment (“Retention Bonus”) or a Retention Option Grant of 30,000 options, which cash payment shall be made, or which options vest at the earliest of (i) August 29, 2008 or (ii) upon the occurrence of certain specified termination events, including termination by the Company without good cause and termination by the Company following a change in control. On December 10, 2007, the Company entered into an Amended and Restated Agreement with Mr. Strickler, which increased the Retention Bonus from $25,000 to $125,000. Mr. Strickler’s Amended and Restated Retention Agreement did not otherwise materially modify his Retention Agreement. On December 10, 2007, the Company entered into Amended and Restated Retention Agreements with each of Mr. McElraft and Ms. Berrios, which increased the Retention Bonus from$25,000 to $75,000. Mr. McElraft’s and Ms. Berrios’ Amended and Restated Retention Agreements did not otherwise materially modify their Retention Agreements.

The tables following illustrate what each of Mr. Burchett, Ms. Tavares, Mr. McElraft, Mr. Strickler and Ms. Berrios would receive, if their employment was terminated with Good Cause, without Good Cause, following the Employee’s resignation, or upon a Change in Control, as if the same took effect as of December 31, 2007.

For more information on the change in control provisions, please refer to the tables below and the section entitled “Change in Control” on page 36 of this Proxy Statement.

The following table applies to the Revised Employment Agreements of Mr. Burchett and Mr. Tavares only:

Termination Type	Initiated By	Required Notice	Entitlement	Comments
Termination for Good Cause	Company	Any Time	N/A	If convicted of Felony, Employee must pay all costs & expenses (including reasonable attorney’s fees) incurred by the Company.

Termination without Good Cause (Involuntary Termination)	Company	If effective date of termination is before Aug. 29, 2008	(I) Single Lump Sum Separation Payment equal to the lesser amount of:	Payment due on or before 60th day following Separation Date

			a) Severance Limit; or	Severance limit = lesser of twice the lesser of: (A) the sum of the Employee’s annualized compensation based upon the annual rate of pay for services provided to the Company for the taxable year of the Employee’s preceding the taxable year of the Employee in which the Employee has a separation of service with the Company (adjusted for any increase during that year that was expected to continue indefinitely if the Employee had not separated from service): or (B) the maximum amount that may be taken into account under a qualified plan pursuant to Code § 401(a)(17) for the year in which the Employee has a separation of service.

b) the greater of either:

			x. Retention Amount plus the Base Salary Amount; or	Base Salary Amount equals one times Employee’s Base Salary at the rate then in effect. However, if Employee’s Termination by the Company without Good Cause occurs within 90 days following a Change in Control, the Base Salary Amount shall mean two times Employee’s Base Salary at the rate then in effect.

			y. Retention Amount plus the Base Salary Amount at the rate then in effect through Expiration Date	If Severance Compensation is not fully paid on or before 60th day following Separation Date, then a separate payment from the Separation Payment will be paid in the form of salary continuation, beginning on the 1st reg. payroll date following the 1st day that is 6 mos. after the Employee’s Separation Date,

If applicable, salary continuation shall be the greater of:

x. The Retention Amount plus the Base Salary, minus the amount paid pursuant to Clause (I) - Separation Payment; or

y. The Retention Amount plus the Employee’s Base Salary at the rate then in effect through the Expiration Date minus the amount paid pursuant to Clause (I) - Separation Payment.

If Employee obtains other full-time or part-time employment or consulting work during the one year period following the Termination Date (unless termination occurred with 90 days following a Change in Control), the amount of payments Employee receives from such employment or work shall be credited against the amount the Company is obligated to pay Employee.

Termination Type	Initiated By	Required Notice	Entitlement	Comments
Termination without Good Cause (Involuntary Termination)	Company	If effective date of termination is after Aug. 29, 2008	(I) Single Lump Sum Separation Payment equal to the lesser amount of:	Payment due on or before 60th day following Separation Date

			a) Severance Limit; or	Severance limit = lesser of twice the lesser of: (A) the sum of the Employee’s annualized compensation based upon the annual rate of pay for services provided to the Company for the taxable year of the Employee’s preceding the taxable year of the Employee in which the Employee has a separation of service with the Company (adjusted for any increase during that year that was expected to continue indefinitely if the Employee had not separated from service): or (B) the maximum amount that may be taken into account under a qualified plan pursuant to Code § 401(a)(17) for the year in which the Employee has a separation of service.

b) the greater of either:

			x. Base Salary Amount; or	Base Salary Amount equals one times Employee’s Base Salary at the rate then in effect. However, if Employee’s Termination by the Company without Good Cause occurs within 90 days following a Change in Control, the Base Salary Amount shall mean two times Employee’s Base Salary at the rate then in effect.

			y. Base Salary Amount at the rate then in effect through Expiration Date	If Severance Compensation is not fully paid on or before 60th day following Separation Date, then a separate payment from the Separation Payment will be paid in the form of salary continuation, beginning on the 1st reg. payroll date following the 1st day that is 6 mos. after the Employee’s Separation Date,

If applicable, salary continuation shall be the greater of:

x. Base Salary Amount, minus the amount paid pursuant to Clause (I) - Separation Payment; or

y. Base Salary Amount at the rate then in effect through the Expiration Date minus the amount paid pursuant to Clause (I) - Separation Payment.

If Employee obtains other full-time or part-time employment or consulting work during the one year period following the Termination Date (unless termination occurred with 90 days following a Change in Control), the amount of payments Employee receives from such employment or work shall be credited against the amount the Company is obligated to pay Employee.

Termination Type	Initiated By	Required Notice	Entitlement	Comments
Termination without Good Cause (Not an Involuntary Termination)	Company	Beginning on the 1st regular payroll date following the 1st day that is 6 mos. after the Employee’s Separation Date.	Retention Amount in a single lump sum, including Retention Amount (only if effective date of termination is before Aug. 29, 2008); and

In the form of salary continuation, the greater of:

			x. Base Salary Amount; or	Base Salary Amount equals one times Employee’s Base Salary at the rate then in effect. However, if Employee’s Termination by the Company without Good Cause occurs within 90 days following a Change in Control, the Base Salary Amount shall mean two times Employee’s Base Salary at the rate then in effect.

y. Employee’s Base Salary Amount at the rate then in effect through the Expiration Date.

If Employee obtains other full-time or part-time employment or consulting work during the one year period following the Termination Date (unless termination occurred with 90 days following a Change in Control), the amount of payments Employee receives from such employment or work shall be credited against the amount the Company is obligated to pay Employee.

Termination without Cause	Employee	90 Days	If required notice period (or portion thereof) is waived by BOD, Company will pay Employee’s Salary for the notice period (or for any remaining portion of the period) provided Employee continues to be employed during that period.	May resign from the Company at any time upon 90 days prior written notice to the Company.

Termination upon Disability of Employee	Company	N/A	Employee entitled to receive, in full satisfaction of all obligations due to the Employee by the Company under this Agreement, (i) the Employee’s Base Salary then in effect while such disability continues until the date upon which any disability benefits pursuant to the disability insurance policy provided by the Company commences (but in no event more than 2 mos.).	Company may terminate this Agreement, and thereby terminate Employee’s employment, upon the disability of the Employee.

Termination upon Death of Employee	Company	N/A	Employee’s Base Salary through last day of the month of death the proceeds of the insurance policy or policies maintained on the Employee’s life, pursuant to Agreement, and any unreimbursed expenses payable pursuant to Agreement.	Agreement shall terminate upon the death of Employee, in which event the Employee’s estate, legal representatives or Designee shall be entitled to receive, in full satisfaction of all obligations due to the Employee by the Company.

Termination Type	Initiated By	Required Notice	Entitlement	Comments
Termination Following Change of Control — Any time within 90 days following a Change in Control	Employee	If the effective date of termination is before August 29, 2008	The Company shall pay the Employee: (A) Single Lump Sum payment (on or before the 60th day following Separation Date), equal to the lesser of: (I) Severance Limit, or (II) the greater of either: (x) the Retention Amount plus two times Employee’s Base Salary at the rate then in effect or (y) the Retention Amount plus Employee’s Base Salary at the rate then in effect through the Expiration Date; and if Employee’s Severance Compensation is not fully paid out pursuant to Clause (A) - Separation Payment, then (B), as a separate payment from the Separation Payment, payment, in the form of salary continuation, beginning on the 1st regular payroll date following the 1st day that is 6 mos. after the date of Employee’s separation from service, of the greater of: (x) the Retention Amount plus Employee’s Base Salary at the rate then in effect, minus the amount paid pursuant to Clause (A) - Separation Payment above; or (y) the Retention Amount plus the Employee’s Base Salary at the rate then in effect through the Expiration Date minus the amount paid pursuant to Clause (A) - Separation Payment above.	Employee must notify Company in writing within 30 days of the date on which the Significant Adverse Action first occurred, and the Company fails to cure the Significant Adverse Action within 30 days of receipt of such notice, then the Employee may terminate the Employee’s employment on or within 15 days after the 30th day of the Company’s failure to cure the Significant Adverse Action of which the Employee gave such written notice.

		If the effective date of termination is on or after August 29, 2008	The Company shall pay the Employee: (A) Single Lump Sum payment (on or before the 60th day following Separation Date), equal to the lesser of: (I) Severance Limit, or (II) the greater of either: (x) two times Employee’s Base Salary at the rate then in effect or (y) the Employee’s Base Salary at the rate then in effect through the Expiration Date; and if Employee’s Severance Compensation is not fully paid out pursuant to Clause (A) - Separation Payment, then (B), as a separate payment from the Separation Payment, payment, in the form of salary continuation, beginning on the 1st regular payroll date following the 1st day that is 6 mos. after the date of Employee’s separation from service, of the greater of: (x) two times the Employee’s Base Salary at the rate then in effect, minus the amount paid pursuant to Clause (A) - Separation Payment above; or (y) Employee’s Base Salary at the rate then in effect through the Expiration Date minus the amount paid pursuant to Clause (A) - Separation Payment above.	Employee must notify Company in writing within 30 days of the date on which the Significant Adverse Action first occurred, and the Company fails to cure the Significant Adverse Action within 30 days of receipt of such notice, then the Employee may terminate the Employee’s employment on or within 15 days after the 30th day of the Company’s failure to cure the Significant Adverse Action of which the Employee gave such written notice.

Termination Upon or following Expiration of Agreement	Company	Involuntary Termination	The Company shall pay the Employee (A) a Separation Payment, in a single lump sum on or before the 60th day following the Employee’s Separation Date, equal to the lesser of the Severance Limit or one times the Employee’s Base Salary at the rate then in effect; an if the Employee’s Severance Compensation is not fully paid out pursuant to Clause (A) - Separation Payment, then (B) as a separate payment from the Separation Payment, payment in the form of salary continuation, beginning on the 1st regular payroll date next following the 1st day that is 6 mos. after the Employee’s Separation Date, of one times the Employee’s Base Salary at the rate then in effect, minus the amount paid pursuant to Clause (A) - Separation Payment until the remainder amount is fully repaid.

	Employee	“Not” Involuntary Termination	The Company shall pay the Employee, in the form of salary continuation, beginning on the 1st regular payroll date next following the 1st day that is 6 mos. After the date of Employee’s Separation Date, one times the Employee’s Base Salary at the rate then in effect (subject to other terms of payment as detailed in Agreement.)

The following table applies to all NEOs:

As of December 31, 2007

Termination Type			John Burchett	Irma Tavares	Harold McElraft	James Strickler	Suzette Berrios	Other Comments
Termination for Good Cause	Total $	:	$0	$0	$0	$0	$0
Termination without Good Cause Before August 29, 2008(1)	Total $	:	$1,087,170	$839,250	$209,160	$259,456	$169,938
Termination without Good Cause After August 29, 2008(2)	Total $	:	$787,170	$639,250	$134,160	$134,456	$94,938
Termination Following Change of Control Before August 29, 2008(1)	Total $	:	$1,087,170	$834,250	$209,160	$259,456	$169,938
Termination Following Change of Control After August 29, 2008(2)	Total $	:	$787,170	$639,250	$134,160	$134,456	$94,938
Termination Upon Expiration of Agreement(2)	Total $	:	$393,585	$319,625	$0	$0	$0

(1)	Includes retention bonuses due and not paid; assumes 2007 base salary.

(2)	Assumes retention bonuses already paid; assumes 2007 base salary.

Change in Control

On March 30, 2000, the Board of Directors adopted policies to take effect in the event a single person, entity or a group of persons and/or entities acting in concert acquire control of us. If there is a change of control, the Chief Executive Officer may:

•	accelerate the exercisability, prior to the effective date of the change in control, of all outstanding options under our 1997 Executive and Non-Employee Director Stock Option Plan and our 1999 Equity Incentive Plan (and terminate the restrictions applicable to any shares);

•	accelerate the exercisability, prior to the effective date of the change in control, of all outstanding incentive stock options (and terminate the restrictions applicable to any shares);

•	distribute, prior to the effective date of such change in control, all remaining shares of our common stock which have not yet been issued pursuant to the Contribution Agreement and terminate any restrictions applicable to such shares; and

•	forgive any and all of the outstanding indebtedness to us of Mr. Burchett and Ms. Tavares.

In addition, pursuant to our 1999 Equity Incentive Plan and 1997 Executive and Non-Employee Director Stock Option Plan, our Compensation Committee can take certain actions prior to a change in control, including:

•	under the 1999 Equity Incentive Plan:

■	accelerating the exercisability of all outstanding options (and terminating restrictions applicable to any outstanding shares of restricted stock);

■	canceling outstanding options and paying cash therefore; and/or

■	repurchasing all outstanding shares of restricted stock; and

•	under the 1997 Executive and Non-Employee Director Stock Option Plan:

■	accelerating the exercisability of all outstanding awards.

Our Stockholder Protection Rights Agreement became effective on April 28, 2000 and provides that the holder of a Right, upon the exercise of the Right, is entitled to purchase from us one one-hundredth of a share of Participating Preferred Stock at an exercise price of $17.00, subject to adjustment. The Stockholder Protection Rights Agreement provides that upon the separation time, which is when there is a public announcement by a person to acquire beneficial ownership of 10% or more of our common stock, the Rights will become exercisable and entitle each holder of a Right, other than Rights that are owned by the acquiring person, the right to receive shares of common stock having a market value of two times the exercise price of the Right. Our Board may amend the Agreement anytime prior to the separation time in any respect. On June 10, 2002 we amended our Stockholder Protection Rights Agreement to change the ownership limit applicable to Mr. Burchett from 18% to 20%. A copy of the Agreement was filed with the SEC on Form 8-A on April 24, 2000, and a copy of the amendment was filed with the SEC on Form 8-K on July 16, 2002. A copy of the Agreement, as amended, is available from us free of charge.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2007, Messrs. Clymer, Stone, Rees, Freeman (until May 2007) and Jacobs (until May 2007), served on our Compensation Committee. None of these Directors has ever been an officer or employee of Hanover or its subsidiaries.

None of our directors or other executive officers served as a director or executive officer of another corporation that has a director or executive officer serving on our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We recognize that transactions involving significant relationships between us and our directors, executives or employees can present conflicts of interest and create the appearance that our decisions are based on considerations outside of our best interests and those of our stockholders. Therefore, it is our preference to avoid transactions involving such relationships. Nevertheless, we recognize there are situations where such transactions may not be inconsistent with our best interests and those of our stockholders. Therefore, we have implemented certain policies and procedures intended to allow us to assess the propriety of such transactions.

See discussion of our Code of Conduct and Code of Ethics at Page 10 of this Proxy Statement.

SHAREHOLDER PROPOSALS

Any shareholder who intends to present a proposal at our 2009 annual meeting must deliver the proposal to our principal executive offices at 200 Metroplex Drive, Suite 100, Edison, New Jersey 08817 no later than December 25, 2008 if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. Nothing in this paragraph shall be deemed to require Hanover to include in its proxy statement and proxy card for such meeting any shareholder proposal that does not meet the requirements of the Securities and Exchange Commission in effect at the time.

Any shareholder proposal for our 2009 annual meeting that is submitted outside the processes of Rule 14a-8 will be considered “untimely” pursuant to our bylaws if we receive it before February 21, 2009 or after March 22, 2009. An untimely proposal may be excluded from consideration at our 2009 annual meeting and, if such proposals are brought before the meeting, proxies solicited by the Board of Directors for our 2009 annual meeting may confer discretionary authority to vote on any such untimely proposal without express direction from shareholders giving such proxies. Shareholder proposals must be delivered to our Secretary at our principal executive offices.

CONTACTING THE BOARD OF DIRECTORS

Any shareholder who desires to contact the Chairman of the Board or the independent Directors as a group may do so by writing to: Board of Directors, Hanover Capital Mortgage Holdings, Inc., 200 Metroplex Drive, Suite 100, Edison, New Jersey 08817. Communications received in writing are distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

OTHER MATTERS

We know of no other matters to be presented at the meeting. If other matters are considered at the meeting, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof, in such manner as shall be determined by a majority of the Board of Directors.

Shareholders who would like an additional copy of our Annual Report on Form 10-K may obtain it, free of charge, upon request to our Secretary. Any such requests should be directed to Suzette N. Berrios, Vice President, General Counsel and Secretary, Hanover Capital Mortgage Holdings, Inc., 200 Metroplex Drive, Suite 100, Edison, New Jersey, 08817, telephone number (732) 548-0101.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

By Order of the Board of Directors

/s/ Suzette N. Berrios

Suzette N. Berrios,
Vice President, General Counsel and Secretary

April 24, 2008

Exhibit A

Audit Committee Charter
of the Board of Directors of
Hanover Capital Mortgage Holdings, Inc.

Organization

The Audit Committee of the Board of Directors of Hanover Capital Mortgage Holdings, Inc. (the “Company”) shall be comprised of at least three directors, each of which shall meet the independence requirements established by the Securities and Exchange Commission (the “SEC”) and the national securities exchange or over the counter market upon which the Company’s common stock is then listed. Additionally, each Audit Committee member shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement or become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. At least one Audit Committee member shall, so long as the Company’s common stock is listed on the American Stock Exchange ( the “AMEX”), be “financially sophisticated” as defined by the AMEX.

The board of directors shall endeavor to appoint at least one member of the Audit Committee who shall have such accounting and/or financial expertise so as to qualify such individual as an “audit committee financial expert” as defined under Item 401(h) of Regulation S-K adopted by the SEC.

Statement of Policy and Purpose

The Audit Committee shall provide assistance to the members of the board of directors in fulfilling their responsibility to oversee the quality and integrity of financial reports of the Company, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors, and the performance of the Company’s internal audit function and its independent auditors. In so doing, it is the responsibility of the Audit Committee to maintain free and open communications between the directors, the independent auditors, and the financial management of the Company. It is the expectation of the Audit Committee that the financial management will fulfill its responsibility of bringing any significant items to the attention of the Audit Committee.

Powers and Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with pertinent requirements. The Audit Committee also maintains procedural guidelines, separate from this Charter, which governs how the Audit Committee operates internally. In carrying out these responsibilities, the Audit Committee will:

1. Obtain annually the full Board of Directors’ approval of this Charter and review and reassess this Charter as conditions dictate.

2. Appoint the independent auditors to audit the financial statements of the Company and its divisions and subsidiaries, and to perform other audit, review or attest services as the Audit Committee deems advisable.

3. Engage the independent auditors to perform tax services and other de-minimus services subject to any prohibitions against non-audit services as set forth in the Sarbanes-Oxley Act, the national securities exchange or over the counter market, upon which the Company’s common stock is then listed, or any other applicable federal and state laws and regulations. The performance of such services by the independent auditors shall be approved in advance by the Audit Committee.

4. Have a clear understanding with the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as the stockholders’ representatives, and that it is the Audit Committee, as the stockholders’ representative, to whom the independent auditors shall report directly, that has the ultimate authority in deciding to engage, evaluate and, if appropriate, terminate their services.

5. Meet with the independent auditors and financial management of the Company to establish the scope of the proposed audit and quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditors’ compensation and at the conclusion thereof review such audit or reviews, including any comments or recommendations of the independent auditors.

6. Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting, and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

7. Review the financial statements contained in the Company’s quarterly and annual reports with management and the independent auditors to determine that the independent auditors are satisfied with their disclosure and content. Review with financial management and the independent auditors’ significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles, disclosure practices and quarterly reports. Be responsible for resolution of any disagreements between management and the independent auditors.

8. Meet separately, on a periodic basis, with management, with those responsible for the internal audit function, and with the independent auditors.

9. Report the results of the annual audit to the Board of Directors.

10. On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and including therein all other matters required by AMEX. Upon receipt of the communication, the Audit Committee shall review with the independent auditor any disclosed relationships or services that could impact the objectivity and independence of the independent auditors, and, if deemed appropriate by the Audit Committee, take or recommend that the Board take the appropriate action to ensure such objectivity and independence.

11. Prepare a report of the Audit Committee for inclusion in the annual proxy statement.

12. Submit the minutes of all meetings of the Audit Committee to the Board of Directors.

13. Establish a whistleblower policy to include procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, and to investigate any such matter brought to its attention within the scope of its duties.

14. Establish a hiring policy for employees or former employees of the Company’s independent auditors.

15. At least annually, obtain and review a report by the independent auditor describing (i) the firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the company.

16. Conduct an evaluation of the independent auditor’s work throughout the year, addressing the independent auditor’s qualifications, performance and independence.

17. Discuss with management the Company’s earnings press releases, including any non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

18. Discuss the Company’s major financial risk exposures and its guidelines and policies governing the process by which the Company assesses and manages its exposure to such risks.

19. Review the performance of the Audit Committee on an annual basis and report the results of such assessment to the Board of Directors.

20. Meet on at least a quarterly basis. A majority of the Audit Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Audit Committee.

21. With respect to advisors and legal counsel, the Committee shall, in its sole discretion, as it deems advisable, retain at the Company’s expense, accountants, legal advisors and other advisors and consultants to assist in the performance of its duties.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed to serve a three year term and
FOR Proposal 2.

1.	Election of Directors:	For	Withhold		For	Withhold
	01 - Irma N. Tavares	☐	☐	02 - James F. Stone	☐	☐

		For	Against	Abstain
2.	To consider and act upon a proposal to ratify, confirm and approve the selection of Grant Thornton LLP as our independent accountants for the fiscal year ending December 31, 2008.	☐	☐	☐	The proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournments or postponements thereof, in such manner as shall be determined by a majority of the Board of Directors.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

200 Metroplex Drive, Suite 100
Edison, NJ 08817
2008 Annual Meeting of Shareholders — May 22, 2008
Proxy Solicited by Board of Directors for Annual Meeting
The undersigned, revoking all prior proxies, hereby appoints Suzette N. Berrios and John A. Burchett as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned all shares of common stock which the undersigned would be entitled to vote at the 2008 Annual Meeting of Shareholders of HANOVER CAPITAL MORTGAGE HOLDINGS, INC. to be held at the American Stock Exchange, 86 Trinity Place, New York, NY on Thursday, May 22, 2008 at 11:00 a.m., local time, and at any adjournment or postponement thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of 2008 Annual Meeting and Proxy Statement dated April 24, 2008, receipt of which is hereby acknowledged, and to act on the matters set forth on the reverse side in such notice as specified by the undersigned.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.